Exhibit 24

POWER OF ATTORNEY

The undersigned, acting in the capacity or capacities stated next to their respective names below, constitute and appoint BRUCE A. CARBONARI, MARK A. ROCHE and LAUREN S. TASHMA, and each of them severally, as attorneys-in-fact with full power of substitution, to sign for and in the name of the undersigned in the capacities indicated below, the Annual Report on Form 10-K of Fortune Brands, Inc. for the fiscal year ended December 31, 2008, and any and all amendments thereto.

Signature	Title	Date

/s/ Bruce A. Carbonari Bruce A. Carbonari	Chairman of the Board and Chief Executive Officer (principal executive officer) and Director	February 24, 2009

/s/ Craig P. Omtvedt Craig P. Omtvedt	Senior Vice President and Chief Financial Officer (principal financial officer)	February 24, 2009

/s/ Ann F. Hackett	Director	February 24, 2009
Ann F. Hackett

/s/ Richard A. Goldstein	Director	February 24, 2009
Richard A. Goldstein

/s/ Pierre E. Leroy	Director	February 24, 2009
Pierre E. Leroy

/s/ A. D. David Mackay	Director	February 24, 2009
A. D. David Mackay

/s/ Anne M. Tatlock	Director	February 24, 2009
Anne M. Tatlock

/s/ David M. Thomas	Director	February 24, 2009
David M. Thomas

/s/ Ronald V. Waters, III	Director	February 24, 2009
Ronald V. Waters, III

/s/ Norman H. Wesley	Director	February 24, 2009
Norman H. Wesley

/s/ Peter M. Wilson	Director	February 24, 2009
Peter M. Wilson